Exhibit 99.1

IntelliCell BioSciences Announces Myron Z. Holubiak Joins the IntelliCell BioSciences Board of Directors

NEW YORK, Oct. 29, 2012 /PRNewswire/ -- IntelliCell BioSciences, Inc. ("Company") (SVFC) announced today that Myron Z. Holubiak has joined the IntelliCell Board of Directors.  Mr. Holubiak is an accomplished biotech and pharmaceutical senior executive with over 30 years of industry experience including directing Roche Laboratories, a $2.8 billion dollar company with over 3,500 employees, as its President.  Mr. Holubiak also serves as Director for Ventrus BioSciences, Inc. and Chairman of the Board for BioScrip, Inc.

IntelliCell's Chairman and CEO, Dr. Steven Victor, stated, "Our Company is very pleased to announce today that Myron Holubiak is joining our Board of Directors.  He is bringing a wealth of industry experience and accomplishments to our executive team.  I look forward to working with him to assist IntelliCell in its growth strategies as the Company continues its thought leadership role as a preeminent Regenerative Medicine organization."

Said Mr. Holubiak, "The decades of scientific research into regenerative medicine is now showing dramatic results and fulfilling the promise we all had hoped for.

"Dr. Victor's pioneering efforts in the advancement of the science and his innovations in the use of ultrasonic cavitation is now setting the standard for the harvest of autologous stromal vascular fractions that are demonstrating promise in clinical efficacy.

"I am pleased to join the board of IntelliCell. The company is committed to far reaching clinical research in the treatment of osteoarthritis, diabetic ulcers, bone and dermal conditions where regenerative processes are desperately needed.

"I look forward to participating in the growth of IntelliCell at such an exciting time."

About IntelliCell BioSciences

IntelliCell is a pioneering regenerative medicine company focused on the expanding regenerative medical markets using adult autologous vascular cells (SVC's) derived from the blood vessels in the adult adipose tissue. IntelliCell BioSciences has developed its own patent pending protocol to separate adult autologous vascular cells from adipose tissue without the use of enzymes. IntelliCell will also be seeking to develop technology-licensing agreements with technology developers, universities, and international business entities.

Forward-LookingStatements

Certain statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "will reach," "will change," "will soon," "should," "could," "would," "may," "can" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited operating history, the limited financial resources, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

Contacts:

IntelliCell BioSciences, Inc.
Robert J. Sexauer
Email Contact:  rsexauer@intellicellbiosciences.com
(646) 576-8706